Exhibit 10.14

FORM OF SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of [•], 2022, by and among (i) Snail, Inc., a Delaware corporation (the “Company”), (ii) each holder of outstanding shares of common stock of Snail Games USA Inc., a California corporation (“SGUSA”), as listed on Exhibit A hereto (each, a “Securityholder” and, collectively, the “Securityholders”), (the Company and the Securityholders, collectively, the “Parties”). The Parties are also parties to that certain Second Amended and Restated Restructuring Framework Agreement, dated as of May 30, 2022 (the “RFA”).

RECITALS

WHEREAS, the Securityholders collectively own 100% of the issued and outstanding shares of SGUSA, each in the amounts set forth on Exhibit A hereto under the heading “Number of SGUSA Exchange Securities” (collectively, the “Exchange Securities”), and SGUSA has issued no other capital stock;

WHEREAS, the Parties desire that the Company acquires 100% of the Exchange Shares from the Securityholders pursuant to the terms and conditions set forth herein (the “Securities Exchange”), in exchange for the issuance to the Securityholders of shares of the Company’s capital stock in the amounts and of the classes set forth on Exhibit A hereto under the heading “Number and Class of Company Replacement Securities” (the “Replacement Securities”);

WHEREAS, as a result of the Securities Exchange, SGUSA will become a wholly owned subsidiary of the Company;

WHEREAS, the Company has filed a Registration Statement on Form S-1 (Registration No. 333-267483) (the “Registration Statement”) with the U.S. Securities and Exchange Commission in connection with its initial public offering (the “IPO”);

WHEREAS, the Board of Directors of SGUSA has approved the Securities Exchange and the other terms of this Agreement; and

WHEREAS, the Securityholders have unanimously approved the Securities Exchange and the other terms of this Agreement and certain other matters set forth therein;

WHEREAS, the Securities Exchange is intended to qualify as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which the Parties acknowledge, the Parties hereby agree as follows:

1.	Agreement to Exchange Securities.

1.1.	Authorization. As of the Closing (as defined below), the Company will have authorized the issuance to the Securityholders, pursuant to the terms and conditions of this Agreement, of the full number of Replacement Securities that are to be issued to the Securityholders hereunder.

1.2.	Agreement to Exchange; Full Satisfaction. On the terms and subject to the conditions set forth herein, at the Closing, each Securityholder shall transfer, convey and assign all of such Securityholder’s right, title and interest in and to all of the Exchange Securities held by such Securityholder, free and clear of any liens or encumbrances, to the Company, and shall receive in exchange therefor a number of newly issued Replacement Securities, all as set forth opposite such Securityholder’s name on Exhibit A hereto under the heading “Number and Class of Company Replacement Securities.” The Exchange Securities shall be transferred to the Company together with all rights attaching to or arising from those Exchange Securities on or after Closing. The Replacement Securities delivered in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Exchange Securities.

1.3.	New Governance Documents. Each Party hereby approves (i) the Company’s Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit B, (ii) the Company’s Amended and Restated Bylaws substantially in the form attached hereto as Exhibit C.

1.4.	Tax Treatment. The Securities Exchange is intended to qualify as an exchange under Section 351 of the Code. The Parties agree not to take any position inconsistent with the foregoing.

2.	Closing.

2.1.	The Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7 hereof, the Securities Exchange of the Replacement Securities for the Exchange Securities and the other transactions contemplated by this Agreement will take place immediately prior to the closing of the Company’s IPO (the “Closing”). Promptly following the Closing, each Securityholder shall deliver to the Company (i) if the Securityholder is a U.S citizen or otherwise a “U.S. person” for purposes of the Code, a properly completed and executed U.S. Internal Revenue Service Form W-9 or (ii) if the Securityholder is not a U.S citizen or a “U.S. person” for purposes of the Code, a properly completed and executed U.S. Internal Revenue Service Form W-8BEN.

3.	Representations and Warranties of the Company.

The Company hereby represents and warrants to each Securityholder as of immediately prior to the Closing that:

3.1.	Organization, Good Standing, Corporate Power and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the requisite corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets and to carry on its business as currently conducted.

3.2.	Due Authorization. All corporate action on the part of the Company’s directors and stockholders necessary for (i) the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Replacement Securities pursuant to this Agreement has been taken. This Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) applicable securities laws limits on indemnification and (iii) the effect of rules of law governing the availability of equitable remedies (collectively, the “Enforceability Exceptions”).

3.3.	Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 1,000 shares of common stock, par value $0.0001 per share, 100 of which are issued and outstanding (the “Initial Shares”). At the Closing and giving effect to the transactions contemplated by this Agreement, all of the Initial Shares will be canceled for no consideration and the authorized capital stock of the Company shall consist of: (a) 500,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), (b) 100,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”) and (c) 100,000,000 shares of preferred stock, $0.0001 par value per share. There are no outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, of any kind obligating the Company to issue, directly or indirectly, any additional shares of its capital stock or other equity securities.

4.	Representations, Warranties and Certain Agreements of the Securityholders.

Each Securityholder hereby represents and warrants, solely with respect to itself, to the Company as of immediately prior to the Closing that:

4.1.	Authorization. This Agreement constitutes such Securityholder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by the Enforceability Exceptions. Such Securityholder has full power and authority to enter into this Agreement. All corporate action on the part of SGUSA’s directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of such Securityholder under this Agreement has been taken.

4.2.	Status of SGUSA. SGUSA has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of California. SGUSA has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The information on the issued and outstanding shares of SGUSA set forth in the recitals and in Exhibit A hereto under the heading “SGUSA Exchange Securities” with respect to the Exchange Securities held by such Securityholder is correct and complete.

4.3.	Title to Exchange Securities. The Exchange Securities to be exchanged by such Securityholder under this Agreement have been validly issued to such Securityholder in compliance with all applicable laws and have been fully paid-in, either in cash or in kind, and have not been repaid or returned in any way. Such Securityholder holds full and unrestricted title to, and is the legal and beneficial owner of, the Exchange Securities to be exchanged by such Securityholder under this Agreement; they are free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Such Securityholder agrees not to sell or transfer, or create or subject to any encumbrance, pledge, lien or mortgage, any interest in the Exchange Securities. As of the Closing, such Securityholder has no interest in or rights to securities of SGUSA that are not being exchanged into securities of the Company; and all of such Securityholder’s interests in and rights to securities of the SGUSA have been so exchanged or extinguished.

4.4.	Exchange for Own Account. The Replacement Securities to be acquired by such Securityholder hereunder will be acquired for investment for such Securityholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the U.S. Securities Act of 1933, as amended (“1933 Act”), and such Securityholder has no present intention of selling, granting any participation in or otherwise distributing the same.

4.5.	Disclosure of Information. At no time was such Securityholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale, purchase or exchange of the Replacement Securities. Such Securityholder has received or has had full access to all the information that such Securityholder considers necessary or appropriate to make an informed investment decision with respect to the Replacement Securities to be acquired by such Securityholder under this Agreement. Such Securityholder has reviewed the disclosure in the prospectus included in Registration Statement and has satisfied itself with respect to the nature of the IPO and any effect of the Securities Exchange and the other transactions contemplated by this Agreement with respect to such Securityholder. Such Securityholder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Replacement Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Securityholder or to which such Securityholder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.6.	Investment Experience. Such Securityholder understands that the acquisition of the Replacement Securities involves substantial risk. Such Securityholder: (i) has experience as a holder of securities of companies in the development stage and acknowledges that such Securityholder is able to fend for himself, herself or itself, as applicable, can bear the economic risk of such Securityholder’s investment in the Replacement Securities and has such knowledge and experience in financial or business matters that such Securityholder is capable of evaluating the merits and risks of this investment in the Replacement Securities and protecting such Securityholder’s own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Securityholder to be aware of the character, business acumen and financial circumstances of such persons. Such Securityholder’s current address and contact information is as set forth on Exhibit A hereto.

4.7.	Exempt Offerings. Such Securityholder:

(a)	certifies that such Securityholder is an “accredited investor” within the meaning of the Rule 501 of Regulation D promulgated under the 1933 Act, as presently in effect; or

(b)	(i) certifies that such Securityholder is not a “U.S. person” within the meaning of Rule 902 of Regulation S promulgated under the Securities Act, as presently in effect, and that such Securityholder is not acquiring the Replacement Securities for the account or benefit of any U.S. person, (ii) agrees to resell the Replacement Securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from the registration requirements of the U.S. securities laws, and agrees not to engage in hedging transactions with regard to such Replacement Securities unless in compliance with the 1933 Act, (iii) agrees that such Replacement Securities shall be subject to a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration and that hedging transactions involving such Replacement Securities may not be conducted unless in compliance with the 1933 Act, and (iv) agrees that the Company is hereby required to refuse to register any transfer of any Replacement Securities issued to such Securityholder not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

4.8.	Restricted Securities. Such Securityholder understands that the Replacement Securities are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Securityholder is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect (“Rule 144”), and understands the resale limitations imposed thereby and by the 1933 Act. Such Securityholder understands that the Company is as of the date hereof under no obligation to register any of the securities sold hereunder. Such Securityholder understands that no public market now exists for any of the Replacement Securities and that it is uncertain whether a public market will ever exist for the Replacement Securities.

4.9.	Legends. Such Securityholder understands that the Replacement Securities will be notated with one or all of the following legends (which will apply even if the Replacement Securities are in book-entry form and not certificated):

(a)	“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER of THESE SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. Hedging transactions involving these Shares may not be conducted unless in compliance with the Act.”

(b)	Any legend required by the Company’s Certificate of Incorporation, Bylaws or any other United States federal or state securities laws.

4.10.	Compliance with Law. Such Securityholder has fully observed the laws of any jurisdiction applicable to such Securityholder in connection with any invitation to subscribe for the Replacement Securities or any use of this Agreement, including (a) the legal requirements within each jurisdiction applicable to such Securityholder for the acquisition of the Replacement Securities, (b) any foreign exchange restrictions applicable to such acquisition, (c) any foreign direct investment requirements applicable to such acquisition, (d) any governmental or other consents that may need to be obtained and (e) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, exchange or other transfer of any Replacement Securities. Such Securityholder’s subscription and payment for the Replacement Securities, such Securityholder’s continued beneficial ownership of the Replacement Securities, and any offers made by the Company offering any Replacement Securities to such Securityholder, will not violate any applicable securities or other laws of any jurisdiction applicable to such Securityholder.

4.11.	Taxation. Such Securityholder has reviewed with such Securityholder’s own tax advisors the United States federal, state and local and any foreign tax consequences of the acquisition of the Replacement Securities and the transactions contemplated by this Agreement. Such Securityholder relies solely on such advisors and not on any statements or representations of the Company, SGUSA, or any counsel or agents of the Company or SGUSA. Such Securityholder understands that such Securityholder (and not the Company or SGUSA) shall be responsible for such Securityholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Such Securityholder understands that (i) it may not rely on any opinion from U.S. legal counsel (including, without limitation, Davis Polk & Wardwell LLP (“Davis Polk”)) regarding the United States federal, state and local and foreign tax consequences associated with this Agreement, the Securities Exchange, the ownership and disposition of the Replacement Securities or the other transactions contemplated hereby (the “Tax Opinions”) received by the Company, (ii) no Tax Opinion will be delivered to the Securityholders and (iii) unless otherwise agreed by the Company, no Tax Opinion delivered to the Company will be shared with the Securityholders.

4.12.	Securityholder. Such Securityholder (a) is not bankrupt, of unsound mind, or incapable of managing such Securityholder’s own affairs; (b) has full legal capacity to enter into this Agreement and to perform such Securityholder’s obligations under this Agreement, to carry out the transactions contemplated by this Agreement and to own such Securityholder’s property and assets and carry on such Securityholder’s business; and (c) is able to pay such Securityholder’s debts as and when they fall due.

4.13.	Individual Shareholders. If such Securityholder is an individual and is married: (a) such Securityholder has obtained any required consent from such Securityholder’s spouse for the purposes of entering into this Agreement and the RFA; and (b) such Securityholder agrees to indemnify and hold harmless the Company for any damages arising from any defect in such consent or failure to obtain such consent.

5.	Waivers.

5.1.	Waivers. Each Securityholder hereby unconditionally and irrevocably waives any and all provisions of the SGUSA Certificate of Incorporation, the SGUSA Bylaws, the RFA and any other agreement or instrument to which such Securityholder is a party or is otherwise subject to the extent that such provision or provisions may otherwise be violated, implicated or affected by the execution and delivery hereof or by the performance of the transactions contemplated hereby.

6.	Conditions to Securityholders’ Obligations at Closing.

The obligations of each Securityholder under this Agreement are subject to the fulfillment or waiver, at or before the Closing, of each of the following conditions:

6.1.	Bringdown of Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

6.2.	Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

7.	Conditions to the Company’s Obligations at Closing.

The obligations of the Company to the Securityholders under this Agreement are subject to the fulfillment or waiver at or before the Closing of each of the following conditions:

7.1.	Bringdown of Representations and Warranties. The representations and warranties of the Securityholders contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

7.2.	Performance. The Securityholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

8.	Right of Termination

8.1.	Until the Closing has occurred, this Agreement may be terminated by the Company or SGUSA at any time by written notice to all Parties. This Section 8.1 is the only means by which this Agreement may be terminated.

9.	General provisions.

9.1.	Survival of Warranties. The representations, warranties and covenants of the Company and the Securityholders contained in or made pursuant to this Agreement shall terminate as of the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Securityholders or the Company, as the case may be.

9.2.	Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives; provided that (1) such party consents in writing to be bound by the terms, conditions and obligations under this Agreement; and (2) (A) in the case of any Party other than the Company, the Company gives prior written consent to such assignment; or (B) in the case of the Company, the Company may assign its rights or obligations to an affiliate without prior consent of any other Parties to this Agreement.

9.3.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

9.4.	Jurisdiction. The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its affiliates or against any Party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 9.8 shall be deemed effective service of process on such Party.

9.5.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.6.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.7.	Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

9.8.	Notices. Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by e-mail, addressed to the other Party at its e-mail address specified herein (or hereafter modified by subsequent notice to the Parties hereto); (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices not delivered personally or by e-mail will be sent with postage and/or other charges prepaid and properly addressed to the Party to be notified at the address or e-mail address as such other Party may designate by one of the indicated means of notice herein to the other Parties hereto.

All communications shall be sent to the respective Parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.8.

If notice is given to the Company, it shall be made to:

Snail, Inc.

12049 Jefferson Blvd.

Culver City, CA 90230

United States of America

Attention: Jim Tsai, Chief Executive Officer

E-mail: jimt@snailgamesusa.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Byron Rooney and John Runne

E-mail: byron.rooney@davispolk.com and john.runne@davispolk.com

9.9.	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 66 2/3% of the Exchange Shares then outstanding. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon each Party. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9.10.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or any other governmental, regulatory or administrative authority, agency or official to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.11.	Entire Agreement. This Agreement, the documents referred to herein and the related resolutions, together with all the Exhibits hereto and thereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the Parties hereto with respect to the specific subject matter hereof.

9.12.	Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement and the Securities Exchange. At and after the Closing, the officers and directors, or any of them individually, of the Company and SGUSA shall be authorized to execute and deliver, in the name and on behalf of the Company, SGUSA or the Securityholders, as applicable, any documents or filings and to take and do any other actions and things to effect the Securities Exchange and the other transactions contemplated by this Agreement, including, without limitation, any “blue sky” or other securities filings required by the Securities Exchange.

9.13.	Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement, other than as set forth in Section 9.14.

9.14.	Independent Counsel. Each Securityholder acknowledges that: (a) this Agreement has been prepared on behalf of the Company by Davis Polk, legal counsel to the Company, and that such legal counsel only represents the Company and does not represent, and is not acting on behalf of, such Securityholder or any other Party; and (b) such Securityholder has been provided with an opportunity to consult with his, her or its own counsel with respect to this Agreement.

* * *

IN WITNESS WHEREOF, the Parties have executed this Securities Exchange Agreement as of the date first written above.

SNAIL, INC.
By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed this Securities Exchange Agreement as of the date first written above.

[SECURITYHOLDER]
By:
Name:
Title:

Email:
Address:

Schedule A

Securityholders

Name	Contact Information	Number of SGUSA Exchange Securities	Number and Class of Company Replacement Securities